EXHIBIT 23.3

Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement (Form S-3 No. 333-178639 and 333-172716) of Visteon Corporation; and
(2) Registration Statement (Form S-8 No. 333-169695) pertaining to the 2010 Incentive Plan of Visteon Corporation;
of our report dated June 28, 2013, with respect to the consolidated financial statements of Yanfeng Visteon Automotive Trim Systems Company Limited, included in this amendment to the Annual Report (Form 10-K/A) of Visteon Corporation for the year ended December 31, 2012.

/s/ Ernst & Young Hua Ming LLP

Shanghai, People's Republic of China
June 28, 2013